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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2005

WESTERN GAS RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10389	84-1127613
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 1200, Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-5603
(Registrant's telephone number, including area code)

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On February 23, 2005, the Board of Directors of Western Gas Resources, Inc. ("Western") adopted an amendment to the current health coverage available to persons who were directors of Western as of January 1, 2005 (and one former director) by approving the Amended and Restated Directors' Health Plan. The terms of the Plan provide that for the duration of each director's tenure on the Board, the director, and the director's eligible spouse, if any, is entitled to elect to receive substantially similar benefits as provided to executive officers under Western's group health plan and a supplemental coverage plan. Following each director's retirement from the Board of Directors of Western, the director, and the director's eligible spouse, if any, will remain entitled to participate in the Plan until reaching the age of Medicare eligibility. Upon a director or covered spouse attaining Medicare eligibility age, Medicare will become the primary health insurance for such person and Western will at that time provide supplemental health coverage only. In the event that any retired director or spouse, if any, becomes entitled to participate in another employer sponsored health plan and is obligated to bear less than one-half of the cost of such coverage, then that plan will become the primary health coverage for such person for the duration of such entitlement.

        The above summary is qualified in its entirety by reference to the Amended and Restated Directors' Health Plan, a copy of which is attached as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)
Exhibits.

        A list of exhibits filed herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS RESOURCES, INC. (Registrant)
Date: March 1, 2005	By:	/s/ WILLIAM J. KRYSIAK Name: William J. Krysiak Title: Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Directors' Health Plan, dated February 23, 2005.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX